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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 5, 2002 (July 30, 2002 as to Note 14) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), appearing in Exhibit 99.1 to Registration Statement No. 333-99343 on Form S-8 of Comcast Corporation (now known as Comcast Holdings Corporation).

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Comcast Corporation (now known as Comcast Holdings Corporation), appearing in Exhibit 99.1 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 18, 2002